The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to rule 424(b)(3)
 Registration No :333-277448-01
SUBJECT TO COMPLETION, DATED AUGUST 10, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus Dated February 28, 2024)
$
Arizona Public Service Company
$     5.50% Notes due 2035
$      % Notes due 20
This is an offering by Arizona Public Service Company of $      of its 5.50% Notes due 2035, referred to in this prospectus supplement as the “reopened 2035 notes,” and $       of its     % Notes due 20  , referred to in this prospectus supplement as the “20   notes.” We refer to the reopened 2035 notes and the 20   notes collectively in this prospectus supplement as the “notes.”
The reopened 2035 notes will be issued as additional notes under the indenture pursuant to which we previously issued $250,000,000 aggregate principal amount of our 5.50% Notes due 2035 (the “initial 2035 notes”). The reopened 2035 notes will have identical terms (other than the issue date, the issue price and the first interest payment date) as, and will be part of a single series with, the initial 2035 notes, will be fungible with the initial 2035 notes for U.S. federal income tax purposes, will have the same CUSIP number as the initial 2035 notes, and will trade interchangeably with the initial 2035 notes. Holders of the reopened 2035 notes and the initial 2035 notes will vote as one class under the indenture relating to the notes. Upon the issuance of the reopened 2035 notes, the aggregate principal amount of outstanding 5.50% Notes due 2035 will be $       .
Interest on the reopened 2035 notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026, and interest on the 20   notes is payable semi-annually in arrears on         and        of each year, beginning on        , 2027. The reopened 2035 notes will mature on September 1, 2035 and the 20   notes will mature on        , 20  .
We may redeem some or all of the notes of either series at any time at the applicable redemption price for such series described under the caption “Description of the Notes — Optional Redemption” in this prospectus supplement. We may also redeem the 20   notes, at our option, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date for such 20   notes, if a Tax Credit Event (as defined herein) occurs, as described in this prospectus supplement under the caption “Description of the Notes — Tax Credit Event Redemption”. The notes do not have sinking fund provisions. The notes of each series will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The reopened 2035 notes will form a single series with the initial 2035 notes, which have a limited trading market. The 20   notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or quotation system.
Each series of notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.
Investing in the notes involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Reopened 2035 Note	Reopened 2035 Notes Total	Per 20 Note	20 Notes Total
Initial public offering price(1)	%	$	%	$
Underwriting discounts	%	$	%	$
Proceeds, before expenses, to Arizona Public Service Company	%	$	%	$

(1)
Plus accrued interest, if any, from August   , 2026 to the date of delivery, if settlement occurs after that date (totaling $       with respect to the reopened 2035 notes if the date of delivery is August   , 2026).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing notes, any investor in the notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the notes, an SFE.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking SA, against payment in New York, New York on or about August   , 2026.
Joint Book-Running Managers
Barclays	BMO Capital Markets	Citigroup	Morgan Stanley	PNC Capital Markets LLC	US Bancorp
The date of this prospectus supplement is August   , 2026.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus required that we file with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of an offer to buy, the notes if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that the information incorporated by reference is accurate only as of the date such information is filed with the SEC, regardless of the time of delivery of any document or of any sale of the notes. If anyone provides you with different or inconsistent information, you should not rely on it. Our business, financial condition, results of operations and prospects may have changed since the date on any document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to the notes. If the description of the offering varies between this prospectus supplement and the accompanying prospectus (or information incorporated by reference into this prospectus supplement or the accompanying prospectus), you should rely on the information in this prospectus supplement. The accompanying prospectus also includes information about Pinnacle West Capital Corporation and its securities, which information does not apply to the notes. We are a wholly owned subsidiary of Pinnacle West Capital Corporation. The notes are solely our obligations and not obligations of Pinnacle West Capital Corporation. Pinnacle West Capital Corporation is not guaranteeing or providing any credit support for the notes. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled “Where You Can Find More Information.”
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our parent company, Pinnacle West Capital Corporation, with the SEC using a “shelf” registration process as a “well-known seasoned issuer.” Under the shelf registration process, we may, from time to time, issue and sell to the public any of our unsecured debt securities described in the accompanying prospectus, including the notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the notes and this offering.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. We describe the documents that we incorporate by reference under the caption “Where You Can Find More Information” in this prospectus supplement, including in particular the information set forth and referred to under “Risk Factors” in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. References in this prospectus supplement to “we,” “our” and “us” refer to Arizona Public Service Company and, unless the context requires otherwise, its subsidiaries.
Arizona Public Service Company
We were incorporated in 1920 under the laws of the State of Arizona and are a wholly owned subsidiary of Pinnacle West Capital Corporation (“Pinnacle West”). We are a vertically-integrated electric utility that provides either retail or wholesale electric service to substantially all of the State of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona. We currently have approximately 1.4 million customers. Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999, and our telephone number is 602-250-1000.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of the Notes” in this prospectus supplement. For purposes of this section entitled “— The Offering,” references to “we,” “us” and “our” refer only to Arizona Public Service Company and not to its subsidiaries.
Issuer
Arizona Public Service Company.
Securities Offered
$        of 5.50% Notes due 2035 (referred to in this prospectus supplement as the reopened 2035 notes), and $        of     % Notes due 20   (referred to in this prospectus supplement as the 20   notes).
The reopened 2035 notes will be issued as additional notes under the indenture pursuant to which we previously issued $250,000,000 aggregate principal amount of our 5.50% Notes due 2035 (referred to in this prospectus supplement as the initial 2035 notes). The reopened 2035 notes will have identical terms (other than the issue date, the issue price and the first interest payment date) as, and will be part of a single series with, the initial 2035 notes, will be fungible with the initial 2035 notes for U.S. federal income tax purposes, will have the same CUSIP number as the initial 2035 notes, and will trade interchangeably with the initial 2035 notes. Holders of the reopened 2035 notes and the initial 2035 notes will vote as one class under the indenture relating to the notes. Upon the issuance of the reopened 2035 notes, the aggregate principal amount of outstanding 5.50% Notes due 2035 will be $       .
Maturity
September 1, 2035 in the case of the reopened 2035 notes, and         , 20   in the case of the 20   notes.
Interest Rates
5.50% per annum in the case of the reopened 2035 notes, and     % per annum in the case of the 20   notes.
Interest Payment Dates
March 1 and September 1 of each year, beginning September 1, 2026 (including the date of maturity), in the case of the reopened 2035 notes, and            and            of each year, beginning          , 2027 (including the date of maturity), in the case of the 20   notes. Interest on the reopened 2035 notes will accrue from March 1, 2026.
Record Dates for Interest Payments
The record date for interest payments on the reopened 2035 notes will be February 15 for the March 1 interest payment date and August 15 for the September 1 interest payment date. We will pay interest to holders of record of the 20   notes at 5:00 p.m., New York City time, on (i) the business day immediately preceding the relevant interest payment date so long as all of the 20   notes remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding the relevant interest payment date (whether or not a business day) if any of the 20   notes do not remain in book-entry only form.
Use of Proceeds
We intend to use the net proceeds from the sale of the notes (i) to redeem or otherwise repay our 2.55% Notes due September 15, 2026, of which $250,000,000 principal amount was outstanding as of June 30, 2026, (ii) to repay short-term indebtedness consisting of commercial paper and (iii) for general corporate purposes, which may include repayment or refinancing of other debt and working capital. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
To the extent that any underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, not including the underwriting discount, such underwriter would be considered to have a “conflict of interest” with respect to this offering pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Optional Redemption
As described under the caption “Description of the Notes – Optional Redemption – Optional Redemption of Reopened 2035 Notes” in this prospectus supplement, we may redeem the reopened 2035 notes at our option, in whole or in part, at any time and from time to time, on at least 30 days’ but not more than 60 days’ notice before the redemption date for such reopened 2035 notes. The redemption price for any reopened 2035 notes to be redeemed will be equal to the greater of (a) the make-whole price and (b) 100% of the principal amount of the reopened 2035 notes being redeemed on the redemption date, plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date as described under “Description of the Notes — Optional Redemption — Optional Redemption of Reopened 2035 Notes” in this prospectus supplement.
As described under the caption “Description of the Notes — Optional Redemption — Optional Redemption of 20  Notes” in this prospectus supplement, we may redeem the 20   notes at our option, in whole or in part, at any time and from time to time, on at least 10 days’ but not more than 60 days’ notice before the redemption date for such 20  notes. The redemption price for any 20  notes to be redeemed on any redemption date for the 20   notes prior to           , 20   (which is defined as the 20   par call date under “Description of the Notes — Optional Redemption — Optional Redemption of 20   Notes” in this prospectus supplement) will be equal to the greater of (a) the make-whole price and (b) 100% of the principal amount of the 20  notes being redeemed on the redemption date, plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date as described under “Description of the Notes — Optional Redemption — Optional Redemption of 20   Notes” in this prospectus supplement. The redemption price for any 20  notes to be redeemed on or after the 20  par call date will be equal to 100% of the principal amount of the 20  notes being redeemed on the redemption date, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
Tax Credit Event Redemption
If a Tax Credit Event (as defined herein) occurs with respect to the 20   notes, we may redeem, at our option, the 20  notes, in whole but not in part, at a redemption price equal to 101% of the principal amount of the 20   notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Notes — Tax Credit Event Redemption”.

Ranking
Each series of notes will be our unsecured senior obligations, will rank equally in right of payment with all of our other unsecured senior indebtedness from time to time outstanding and will be effectively subordinated to any secured indebtedness we may issue or incur in the future. As of June 30, 2026, we had approximately $9.3 billion aggregate principal amount of unsecured senior indebtedness (including $540 million of short-term debt) outstanding.
Covenants
The 20  notes will be subject to the limitation on liens covenant described under the caption “Description of the Notes — Limitation on Liens” in this prospectus supplement. However, this covenant is subject to a number of important exceptions and qualifications, including an exception permitting secured debt in an amount that does not exceed 10% of Tangible Assets (as defined in that description), which, at June 30, 2026, was approximately $3.2 billion. As of June 30, 2026, we had no outstanding secured debt.
Form of Notes
Each series of notes will be represented by one or more global securities to be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) in a minimum denomination of $2,000 and any integral multiple of $1,000 in excess thereof.
Trustee
The Bank of New York Mellon Trust Company, N.A. See “Description of the Notes — Regarding the Trustee” in this prospectus supplement.
Risk Factors
Your investment in the notes involves risks. You should carefully consider the information referred to or as described under the caption “Risk Factors” in this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including information under the caption “Forward-Looking Statements” in this prospectus supplement, before deciding whether to purchase the notes.

RISK FACTORS
You should carefully consider the following risk factor. See also the discussions of risk factors contained in the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about certain risks relating to our business and an investment in the notes.
An investment in the notes involves a significant degree of risk. Before investing in the notes, you should carefully consider the discussion of those risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and the information under the caption “Forward-Looking Statements” in this prospectus supplement. Although we try to discuss material risks in these risk factors and other information, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may affect our business, financial condition, cash flows or operating results.
If a Tax Credit Event occurs, we may redeem the 20   notes.
If a Tax Credit Event occurs, we may redeem, at our option, the 20   notes as described under “Description of the Notes — Tax Credit Event Redemption”. A “Tax Credit Event” occurs with respect to the 20   notes if, in our reasonable determination, there exists a material risk, due to the 20  notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities”, as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “Specified foreign entities”, as further defined in Section 7701(a)(51)(B) of the Code, generally include, among other entities, (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including certain subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interests or capital interests in a partnership, or beneficial interests in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High-tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) has included on the list of specially designated nationals and blocked persons maintained by OFAC. A redemption of the 20   notes for this reason would be at a redemption price equal to 101% of the principal amount of the 20   notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
If a Tax Credit Event occurs, and your 20   notes are redeemed, such redemption may adversely affect your anticipated return. If prevailing interest rates are lower at the time of redemption, holders of the 20  notes to be redeemed may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the 20   notes being redeemed.

FORWARD-LOOKING STATEMENTS
The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us.
These factors are discussed in the risk factors described in Part I, Item 1A of the 2025 Form 10-K, as well as the “Forward-Looking Statements” sections of the 2025 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports and other information with the SEC under File No. 1-4473. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. Our filings with the SEC are also available on Pinnacle West’s website at http://www.pinnaclewest.com. The information on Pinnacle West’s website is not part of this prospectus supplement or the accompanying prospectus.
Incorporation by Reference
We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information in this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding, in each case, information deemed furnished and not filed, until all of the notes offered by this prospectus supplement are sold:
•
the 2025 Form 10-K;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026; and

•
our Current Reports on Form 8-K filed on February 19, 2026, March 12, 2026 and June 29, 2026.

These documents contain important information about us and our finances.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following address:
Arizona Public Service Company
Office of the Secretary
Station 8602
P.O. Box 53999
Phoenix, Arizona 85072-3999
(602) 250-4400
www.pinnaclewest.com

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes, after deducting the underwriting discount but before deducting estimated offering expenses, will be approximately $      million. We intend to use the net proceeds from the sale of the notes (i) to redeem or otherwise repay our 2.55% Notes due September 15, 2026, of which $250,000,000 principal amount was outstanding as of June 30, 2026, (ii) to repay short-term indebtedness consisting of commercial paper and (iii) for general corporate purposes, which may include repayment or refinancing of other debt and working capital. On August 7, 2026, our commercial paper borrowings were outstanding in the amount of approximately $445.8 million at a weighted average annual interest rate of 3.87%. Until we use the net proceeds for any of the purposes above, we may temporarily invest the net proceeds in highly liquid short-term investments such as institutional money market funds, deposit the net proceeds with banks, repay short-term borrowings and/or temporarily utilize the proceeds in our business.

DESCRIPTION OF THE NOTES
On August 22, 2005, we issued $250,000,000 in aggregate principal amount of our 5.50% Notes due 2035 (referred to in this prospectus supplement as the initial 2035 notes) under the indenture dated as of January 15, 1998, between us and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee. We will issue the reopened 2035 notes and the 20   notes as debt securities under that indenture. The 20   notes will be issued as a separate series of debt securities under that indenture.
The reopened 2035 notes will have identical terms (other than the issue date, the issue price and the first interest payment date) as, and will be part of a single series with, the initial 2035 notes, will be fungible with the initial 2035 notes for U.S. federal income tax purposes, will have the same CUSIP number as the initial 2035 notes, and will trade interchangeably with the initial 2035 notes. Holders of the reopened 2035 notes and the initial 2035 notes will vote as one class under the indenture relating to the notes. Upon the issuance of the reopened 2035 notes, the aggregate principal amount of outstanding 5.50% Notes due 2035 will be $      .
The following description of specific terms of the notes supplements the description of the general terms and provisions of the debt securities in the accompanying prospectus under the caption “Description of APS Unsecured Debt Securities.” Because this is a summary, it does not contain all the information that may be important to you. For purposes of this section, references to “we,” “us” and “our” refer only to Arizona Public Service Company and not to its subsidiaries.
General
The terms of the reopened 2035 notes are set forth below:
•
Title: 5.50% Notes due 2035.

•
Total principal amount being issued: $      . The outstanding aggregate principal amount of the 5.50% Notes due 2035, after the issuance of the reopened 2035 notes, will be $      (of which $250,000,000 was issued on August 22, 2005).

•
Maturity date: September 1, 2035.

•
Interest rate: 5.50% per annum.

•
Date interest starts accruing: March 1, 2026.

•
Interest payment dates: March 1 and September 1 of each year (including the date of maturity). In the event that any interest payment date is not a business day, then payment of interest will be made on the succeeding business day without any interest or other payment in respect of such delay.

•
First interest payment date: September 1, 2026.

•
Regular record dates for interest payment dates: February 15 for the March 1 interest payment date and August 15 for the September 1 interest payment date.

•
Computation of interest: On the basis of a 360-day year of twelve 30-day months.

•
Form of notes: The reopened 2035 notes will be represented by one or more global securities in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. We will deposit each global security with the trustee as custodian for DTC. See “Description of APS Unsecured Debt Securities — Global Securities” in the accompanying prospectus. We may allow exchange of each global security for registered notes and transfer of each global security to a person other than DTC in additional circumstances that we agree to other than those described under that caption.

•
Sinking fund: The reopened 2035 notes will not be subject to any sinking fund.

The terms of the 20   notes are set forth below:
•
Title:       % Notes due 20  .

•
Total principal amount being issued: $      .

•
Maturity date:         , 20  .

•
Interest rate:       % per annum.

•
Date interest starts accruing:         , 2026.

•
Interest payment dates:         and        of each year (including the date of maturity).

•
Business day convention:   In the event that any interest payment date (including the date of maturity) or redemption date is not a business day, then any payment due on such date may be made on the next succeeding business day (without any interest or other payment in respect of such delay).

•
First interest payment date:         , 2027.

•
Regular record dates for interest payment dates: We will pay interest to holders of record at 5:00 p.m., New York City time, on (i) the business day immediately preceding the relevant interest payment date so long as all of the notes remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding the relevant interest payment date (whether or not a business day) if any of the notes do not remain in book-entry only form.

•
Computation of interest: On the basis of a 360-day year of twelve 30-day months.

•
Form of notes: The 20   notes will be represented by one or more global securities in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. We will deposit each global security with the trustee as custodian for DTC. See “Description of APS Unsecured Debt Securities — Global Securities” in the accompanying prospectus. We may allow exchange of each global security for registered notes and transfer of each global security to a person other than DTC in additional circumstances that we agree to other than those described under that caption.

•
Sinking fund: The 20   notes will not be subject to any sinking fund.

Each series of notes will be our unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior indebtedness, will be senior to any future subordinated indebtedness and will be effectively subordinated to any secured indebtedness we may issue or incur in the future. As of June 30, 2026, we had no outstanding secured indebtedness. The limitation on liens covenant described under the caption “— Limitation on Liens” below will limit our ability to create liens on our operating property to secure indebtedness. However, this covenant is subject to a number of important exceptions and qualifications, including an exception permitting secured indebtedness in an amount that does not exceed 10% of Tangible Assets (as defined therein), which, at June 30, 2026, was approximately $3.2 billion. The prospectus that accompanies this prospectus supplement further describes our debt securities under the caption “Description of APS Unsecured Debt Securities.”
As of June 30, 2026, we had approximately $9.3 billion aggregate principal amount of unsecured senior indebtedness (including $540 million of short-term debt) outstanding, of which approximately $8.6 billion was outstanding under the indenture relating to the notes.
We must obtain the approval of the Arizona Corporation Commission (the “ACC”) before incurring long-term debt. An ACC order dated December 17, 2024 permits us to have long-term debt, subject to a cap of approximately $9.5 billion in principal amount of long-term debt outstanding for any period of more than 30 days and further subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test.
Additional Notes
We may from time to time, without notice to, or the consent of, the then existing registered holders of either series of notes, create and issue additional notes of the same series equal in rank and having the same maturity, payment terms, redemption features, and other terms as the notes of such series, except for the issue date of the additional notes of such series, the public offering price of the additional notes of such series, the payment of interest accruing prior to the issue date of the additional notes of such series and (under some circumstances) the first payment of interest following the issue date of the additional notes of such series, but we will not issue such additional notes of such series unless the additional notes of such series are fungible with the previously issued notes of such series for U.S. federal income tax purposes or are issued with a separate CUSIP number. The additional notes of a series may be consolidated and form a single series with the notes of such series.

Optional Redemption
Optional Redemption of Reopened 2035 Notes
All or a portion of the reopened 2035 notes may be redeemed at our option at any time or from time to time. The redemption price for the reopened 2035 notes to be redeemed on any redemption date will be equal to the greater of the following amounts:
•
100% of the principal amount of the reopened 2035 notes being redeemed on the redemption date; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the reopened 2035 notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 15 basis points, as determined by a Reference Treasury Dealer (as defined below) appointed by us for such purpose;

plus, in each case, accrued and unpaid interest thereon to the redemption date for such reopened 2035 notes. Notwithstanding the foregoing, installments of interest on reopened 2035 notes that are due and payable on interest payment dates falling on or prior to a redemption date for such reopened 2035 notes will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the reopened 2035 notes and the related indenture. The redemption price for reopened 2035 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
We will mail notice of any redemption of reopened 2035 notes at least 30 days but not more than 60 days before the redemption date to each registered holder of the reopened 2035 notes to be redeemed. However, we will not know the exact redemption price until three business days before the redemption date. Therefore, the notice of redemption will only describe how the redemption price for reopened 2035 notes will be calculated. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the reopened 2035 notes or portions thereof called for redemption.
“Adjusted Treasury Rate” means, with respect to any redemption date for reopened 2035 notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the U.S. Treasury security selected by a Reference Treasury Dealer appointed by us for such purpose as having a maturity comparable to the remaining term of the reopened 2035 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such reopened 2035 notes.
“Comparable Treasury Price” means, with respect to any redemption date for reopened 2035 notes, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.
“Reference Treasury Dealer” means (A) UBS Securities LLC and BNY Capital Markets, Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee under the indenture relating to the reopened 2035 notes after consultation with us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee under the indenture relating to the reopened 2035 notes, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Optional Redemption of 20   Notes
Prior to        , 20   (the “20   par call date”), we may redeem the 20   notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 20   notes to be redeemed discounted to the redemption date (assuming the 20   notes to be redeemed matured on the 20   par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day  months) at the Treasury Rate (as defined below), plus      basis points, less (b) interest accrued to the redemption date; and
(2)   100% of the principal amount of the 20   notes to be redeemed,
plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date for such 20   notes.
On or after the 20   par call date, we may redeem the 20   notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 20   notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date for such 20   notes.
The term “Treasury Rate” means, with respect to any redemption date for 20   notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 20   par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the 20   par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 20   par call date, as applicable. If there is no United States Treasury security maturing on the 20   par call date but there are two or more United States Treasury securities with a maturity date equally distant from the 20   par call date, one with a maturity date preceding the 20   par call date and one with a maturity date following the 20   par call date, we shall select the United States Treasury security with a maturity date preceding the 20   par call date. If there are two or more United States Treasury securities maturing on the 20   par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any such redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to the trustee and each holder of 20 notes to be redeemed.
If less than all of the 20   notes are to be redeemed and (i) the 20   notes are in global form, the interests in the 20   notes to be redeemed shall be selected for redemption by DTC in accordance with DTC’s standard procedures therefor, or (ii) the 20   notes are in definitive form, the 20   notes to be redeemed shall be selected by lot. No 20   notes of a principal amount of $2,000 or less will be redeemed in part. If any 20   note is to be redeemed in part only, the notice of redemption that relates to the 20   note will state the portion of the principal amount of the 20   note to be redeemed. A new 20   note in a principal amount equal to the unredeemed portion of the 20   note will be issued in the name of the holder of the 20   note upon surrender for cancellation of the original 20   note. For so long as the 20   notes are held by DTC (or another depositary), the redemption of the 20   notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 20   notes or the portions thereof called for redemption.
Notwithstanding the foregoing, installments of interest on 20   notes that are due and payable on interest payment dates falling on or prior to the redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the 20   notes and the related indenture. The trustee shall have no obligation to calculate the redemption price.
Tax Credit Event Redemption
If a Tax Credit Event (as defined below) occurs, we may redeem the 20   notes, at our option, in whole but not in part, at a redemption price equal to 101% of the principal amount of the 20   notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. A notice of redemption of the 20   notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the 20   notes were issued and (b) six months from the date of issuance of the 20   notes and (ii) shall be accompanied by a certificate from an officer of Arizona Public Service Company stating that a Tax Credit Event has occurred.
The consummation of a redemption upon a Tax Credit Event may be subject to the trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the trustee on or before such date).
A “Tax Credit Event” occurs with respect to the 20   notes if, in our reasonable determination, there exists a material risk, due to the 20   notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities”, as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.
Notice of any such redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to the trustee and each holder of 20   notes to be redeemed.
Defeasance
The provisions described in the accompanying prospectus under the caption “Description of APS Unsecured Debt Securities — Defeasance and Covenant Defeasance” are applicable to each series of notes.

Limitation on Liens
So long as any of the 20   notes are outstanding, we will not issue, assume, guarantee or permit to exist any Debt (as defined below) secured by any mortgage, security interest, pledge, or lien (a “Mortgage”) of or upon any of our Operating Property (as defined below), whether owned at the date that the 20   notes are issued or subsequently acquired, without effectively securing the 20   notes (together with, if we so determine, any other indebtedness or obligations of us ranking senior to, or equally with, the 20   notes) equally and ratably with such Debt (but only so long as that Debt is so secured). This restriction will not apply to Debt secured by any of the following:
(1)
Mortgages on any property existing at the time of acquisition of such property (which Mortgages may also extend to subsequent repairs, alterations and improvements to that property);

(2)
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or at the time of a sale, lease, or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to us;

(3)
Mortgages on property to secure all or part of the cost of acquiring, constructing, developing, or substantially repairing, altering, or improving such property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Mortgages are created or assumed contemporaneously with, or within eighteen (18) months after, such acquisition or completion of construction, development, or substantial repair, alteration, or improvement;

(4)
Mortgages in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving our property;

(5)
Mortgages to compensate the trustee as provided in the indenture relating to the 20   notes; or

(6)
any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), but the principal amount of Debt secured by such Mortgages and not otherwise authorized by said clauses (1) to (5) may not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of such extension, renewal, or replacement.

We may issue, assume, or guarantee or permit to exist Debt that is secured by Mortgages that would otherwise be subject to the restrictions that we describe above in connection with our existing sale and leaseback transactions relating to Unit 2 of the Palo Verde Nuclear Generating Station, including but not limited to Mortgages on the leased interests in Unit 2 of the Palo Verde Nuclear Generating Station and related rights if we reacquire ownership in any of those interests or acquire any of the equity or owner participants’ interests in the trusts that hold title to such leased interests, whether or not we also directly assume the Sale Leaseback Obligation Bonds (as defined below), and Mortgages on our interests in the trusts that hold title to such leased interests and related rights in the event that we acquire any of the equity or owner participants’ interests in such trusts pursuant to a “special transfer” under the Unit 2 sale and leaseback transactions. In addition, we may issue, assume, or guarantee or permit to exist Debt that is secured by Mortgages that would otherwise be subject to the restrictions that we describe above up to an aggregate principal amount that, together with the principal amount of all of our other Debt secured by such Mortgages, does not at the time exceed ten percent (10%) of Tangible Assets (as defined below).
The following terms have the following meanings:
“Debt” means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

“Operating Property” means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with generally accepted accounting principles, excluding in any case any interest of us as lessee under any lease.
“Sale Leaseback Obligation Bonds” means any bonds issued in connection with the sale and leaseback transactions in respect of Unit 2 of the Palo Verde Nuclear Generating Station and any refinancing or refunding of any of these obligations.
“Tangible Assets” means the amount shown as total assets on our most recent balance sheet, less: (i) intangible assets, including, but without limitation, goodwill, trademarks, trade names and patents and (ii) appropriate adjustments, if any, on account of minority interests. However, if, subsequent to the date of our most recent balance sheet, we acquire any property, whether by acquisition (including by way of capital lease) from a third party, through merger or consolidation, through construction, development, or substantial repair, alteration or improvement of property, or by any other means, and such property is or becomes subject to any Mortgage securing Debt, we may prepare a pro forma balance sheet to include the value of such property in any calculation of Tangible Assets hereunder. Subject to the foregoing, Tangible Assets will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the indenture relating to the notes. It or its affiliate, The Bank of New York Mellon, is also the trustee under various other indentures covering securities issued or that may be issued by us or our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at the offering price for the applicable series of notes. This summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances (including holders that are directly or indirectly related to us), or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, entities that are members of the same “expanded group” (as defined in the Treasury Regulations under Section 385 of the Code) as us, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, foreign government investors, controlled foreign corporations, passive foreign investment companies, persons that acquire their notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of the notes and U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar or that hold notes through a non-U.S. broker or other non-U.S. intermediary. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax.
For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder or a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes).
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold notes (and partners in such partnerships) should consult their tax advisors.
We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.
The following discussion assumes that if the 20   notes are issued at a discount from their stated redemption price at maturity, any such discount will be less than the statutorily defined de minimis amount.
If you are considering investing in the notes, you should consult your tax advisors with respect to your particular tax consequences of the purchase, ownership and disposition of notes, including the tax consequences under the laws of any state, local or non-U.S. jurisdiction.

Qualified Reopening of Reopened 2035 Notes
For U.S. federal income tax purposes, we currently intend to treat the reopened 2035 notes as being issued in a “qualified reopening” of the initial 2035 notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the reopened 2035 notes will have the same issue date, the same issue price and the same adjusted issue price as the initial 2035 notes for U.S. federal income tax purposes. Under the qualified reopening rules, because the initial 2035 notes were not issued with “original issue discount” for U.S. federal income tax purposes, the reopened 2035 notes also do not have original issue discount. Furthermore, because the initial 2035 notes are grandfathered from the application of FATCA, the reopened 2035 notes likewise will be grandfathered from the application of FATCA unless they are “materially modified” in the future. The remainder of this discussion assumes the correctness of the treatment described in this paragraph and that the reopened 2035 notes are not materially modified in the future.
Pre-Issuance Accrued Interest on the Reopened 2035 Notes
A portion of the price paid for the reopened 2035 notes will be allocable to unpaid stated interest and accrued prior to the date such reopened 2035 notes are sold pursuant to this offering (“pre-issuance accrued interest”). We intend to treat a portion of the first stated interest payment on the reopened 2035 notes in an amount equal to the pre-issuance accrued interest as a return of the pre-issuance accrued interest and not as a payment of interest on such reopened 2035 notes. Amounts treated as a return of the pre-issuance accrued interest should not be taxable to a U.S. holder when received. Unless otherwise specified, references to “interest” throughout the remainder of this discussion do not include any pre-issuance accrued interest or the return thereof. Any pre-issuance accrued interest paid to a non-U.S. holder, however, may be subject to withholding of U.S. federal income tax if the requirements described below under “Non-U.S. Holders —Payments of Interest” are not met. Prospective purchasers of reopened 2035 notes should consult their tax advisors with respect to the U.S. federal income tax treatment of pre-issuance accrued interest.
U.S. Holders
Interest
In general, interest on the reopened 2035 notes, other than any accrued interest to which a portion of the purchase price is allocated (as described under “Pre-Issuance Accrued Interest on the Reopened 2035 Notes” above), will be included in the income of a U.S. holder as ordinary income at the time it is received or accrued in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. Stated interest on the 20   notes will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.
Bond Premium
If a reopened 2035 note is purchased at a price in excess of such reopened 2035 note’s stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest as described under “Pre-Issuance Accrued Interest on the Reopened 2035 Notes” above), a U.S. holder will have bond premium with respect to that reopened 2035 note in an amount equal to such excess. A U.S. holder generally may elect to amortize bond premium using the constant yield method as an offset to interest income over the period from the U.S. holder’s purchase date to the reopened 2035 note’s maturity date. A U.S. holder that elects to amortize bond premium must reduce its tax basis in the related reopened 2035 note by the amount of the amortized bond premium. Any election to amortize bond premium applies to all other debt obligations with bond premium (other than obligations the interest on which is excludible from gross income) held by the U.S. holder during the first taxable year to which the election applies or thereafter acquired by the holder. The election may not be revoked without the consent of the IRS. Amortizable bond premium is treated as a reduction of interest on the reopened 2035 note instead of as a deduction. The offset of amortizable bond premium against interest income on the reopened 2035 note occurs when income is taxable to a U.S. holder as received or accrued, in accordance with such U.S. holder’s method of accounting for such income.

Prospective purchasers of reopened 2035 notes should consult their tax advisors with respect to the rules relating to amortizable bond premium and the application to their particular circumstances.
Sale, Exchange or Other Taxable Disposition of a Note
Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Interest” above. A U.S. holder’s adjusted tax basis in a note will generally equal its cost (less in the case of a reopened 2035 note any amount attributable to pre-issuance accrued interest, as described under “Pre-Issuance Accrued Interest on the Reopened 2035 Notes” above) reduced by any bond premium previously amortized by such U.S. holder (as discussed under “Bond Premium” above). Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the U.S. holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.
Medicare Tax on Unearned Income
Certain U.S. holders who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their interest on the notes and net gains upon a disposition of the notes. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of the notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes unless the U.S. holder is an exempt recipient such as a corporation and, if requested, demonstrates this fact. A U.S. holder will be subject to U.S. backup withholding, currently at a rate of 24%, on these payments if the U.S. holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments of Interest
Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of interest on a note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, as long as the non-U.S. holder:
•
does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•
does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

•
is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 881(c)(3)(C) of the Code;

•
is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

•
satisfies the certification requirements described below.

The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to the applicable withholding agent that such owner is a non-U.S.

holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to the applicable withholding agent that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to the applicable withholding agent a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY (with any applicable attachments), as applicable.
A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:
•
the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net income basis; or

•
an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax,” which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate unless the rate is reduced or the tax is eliminated by an applicable income tax treaty.
To claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms to the applicable withholding agent. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty is generally made on IRS Form W-8BEN or IRS Form W-8BEN-E.
In general, non-U.S. holders will be required to periodically update their IRS W-8 forms.
Sale, Exchange or Other Taxable Disposition of a Note
Subject to the discussions below concerning backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.
Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder that is described in clause (a) above will be subject to U.S. federal income tax on a net basis with respect to gain that is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and such a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above. Except to the extent that an applicable income tax treaty otherwise provides, an individual non-U.S. holder who is described in clause (b) above will be subject to a flat 30% tax on gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.
Information Reporting and Backup Withholding
Payments of interest to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder is resident. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest, provided that the non-U.S. holder (a) certifies its foreign status on the appropriate IRS form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on payments of interest on the notes and, subject to the proposed Treasury Regulations discussed below, the gross proceeds, including the return of principal, from a disposition, including a redemption, of notes paid to certain foreign entities unless various information reporting and other requirements are satisfied. This would generally apply in the case of debt obligations held through intermediaries who do not agree to satisfy such requirements or are not deemed to be compliant with the requirements of FATCA pursuant to an intergovernmental agreement or otherwise. However, debt instruments with an issue date prior to January 1, 2014 are grandfathered from the application of FATCA unless they are materially modified after such date. The initial 2035 notes were issued prior to January 1, 2014, and have not been materially modified. Assuming the reopened 2035 notes are issued in a qualified reopening of the initial 2035 notes, they would have the same issue date as the initial 2035 notes and likewise would be grandfathered from the application of FATCA unless they are materially modified in the future.
No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on or dispositions of the notes as a result of the failure of any holder or beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA.
Proposed Treasury Regulations eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the notes, that produce U.S. source interest. The preamble to such proposed Treasury Regulations specifies that taxpayers and withholding agents may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective purchasers of notes should consult their tax advisors regarding the effect, if any, of FATCA on their investment in the notes based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)
General
Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. are acting as the representatives of the underwriters and as joint book-running managers. Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally and not jointly agreed to purchase from us, and we have agreed to sell to them, severally, the principal amount of notes shown opposite its respective name below:
Underwriters	Principal Amount of Reopened 2035 Notes	Principal Amount of 20 Notes
Barclays Capital Inc.	$	$
BMO Capital Markets Corp.
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
Total	$	$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are several and not joint and are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.
The underwriters propose to offer the notes directly to the public at the respective public offering prices presented on the cover page of this prospectus supplement and may offer the notes to selected dealers, which may include the underwriters, at the applicable public offering price less a selling concession not in excess of    % of the principal amount of the reopened 2035 notes and not in excess of    % of the principal amount of the 20   notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    % of the principal amount of the reopened 2035 notes, and not to exceed    % of the principal amount of the 20   notes, on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the respective public offering prices and other selling terms.
The following table summarizes the underwriting discounts to be paid to the underwriters by us (expressed as a percentage of the principal amount of the applicable series of notes). Each underwriting discount is the difference between the offering price and the amount the underwriters pay to purchase the applicable series of notes from us.
Paid by Arizona Public Service Company
Per Reopened 2035 Note	%
Per 20 Note	%
The reopened 2035 notes will form a single series with the initial 2035 notes, which have a limited trading market. The 20   notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to be quoted on any quotation system. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

In order to facilitate this offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts, will be approximately $      .
The underwriters and/or their affiliates have performed investment banking, commercial banking and/or advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses. Affiliates of certain of the underwriters are lenders to us and/or our affiliates under our credit facilities. The underwriters and/or their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. Certain of the underwriters and/or their affiliates may own a portion of our commercial paper that may be repaid with a portion of the net proceeds of this offering.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for these liabilities.
We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the      business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day prior to settlement will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

Conflicts of Interest
As described under the caption “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds from the sale of the notes (i) to redeem or otherwise repay our 2.55% Notes due September 15, 2026, of which $250,000,000 principal amount was outstanding as of June 30, 2026, (ii) to repay short-term indebtedness consisting of commercial paper and (iii) for general corporate purposes, which may include repayment or refinancing of other debt and working capital. Certain of the underwriters and/or their affiliates may own a portion of our commercial paper that may be repaid with a portion of the net proceeds from this offering. To the extent that any underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, not including the underwriting discount, such underwriter would be considered to have a “conflict of interest” with respect to this offering pursuant to FINRA Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as this offering is of a class of securities that are “investment grade rated” within the meaning of FINRA Rule 5121. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus are not prospectuses for purposes of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the EU Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Arizona Public Service Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of

Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”), and has not been approved by the Financial Conduct Authority or any other competent authority. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom delivery of this prospectus supplement may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the notes are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any documents or materials relating to the notes or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Arizona Public Service Company.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024, the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the FCA Handbook of Rules and Guidance or any other relevant provision of the FCA Handbook of Rules and Guidance (the “UK Prospectus Rules”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Rules (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Arizona Public Service Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
Prohibition of Sales to UK Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes,

(a) a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom; or (ii) not a qualified investor, as defined in paragraph 15 of Schedule I to the Public Offers and Admissions to Trading Regulations 2024 (as it may be amended from time to time), and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law of the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provisions of the SFA.

EXPERTS
The consolidated financial statements of Arizona Public Service Company and subsidiaries as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of Arizona Public Service Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
LEGAL OPINIONS
Certain legal matters with respect to the offering of the notes described in this prospectus supplement will be passed upon for us by Shirley A. Baum, our Senior Vice President, General Counsel and Corporate Secretary, and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Ms. Baum is regularly employed by us, participates in various Pinnacle West employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. In giving her opinion, Ms. Baum may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

Prospectus
PINNACLE WEST CAPITAL CORPORATION
Unsecured Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
ARIZONA PUBLIC SERVICE COMPANY
Unsecured Debt Securities
We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.
Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. A prospectus supplement may also add, update or change information included in this prospectus. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
See “Risk Factors” beginning on page 1 of this prospectus where we describe certain factors you should consider in making an investment decision.
Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999. Our telephone number is (602) 250-1000.
Pinnacle West’s common stock is listed on the New York Stock Exchange under the symbol “PNW.” Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is February 28, 2024

i

RISK FACTORS
We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the “SEC”). These reports are incorporated by reference in this prospectus. See “Where You Can Find More Information.” We describe additional risks of investment in our securities below. We may also describe additional risks related to our securities in a prospectus supplement from time to time. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, in this prospectus and in any prospectus supplement.
In addition to the general risks that we describe in our SEC reports, you should consider the following additional risks before investing in our securities.
Risk Factors Relating to Unsecured Debt Securities
You may be unable to sell your unsecured debt securities if a trading market for the unsecured debt securities does not develop.
An established trading market for the unsecured debt securities does not exist and may not develop. Unless the applicable prospectus supplement specifies otherwise, we do not intend to apply for listing of the unsecured debt securities on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the unsecured debt securities will depend on the number of holders of the securities, the interest of securities dealers in making a market in the unsecured debt securities, and other factors. If an active trading market does not develop, the market price and liquidity of the unsecured debt securities may be adversely affected. If the unsecured debt securities are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.
The unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future indebtedness and other obligations of Pinnacle West Capital Corporation’s subsidiaries.
The unsecured debt securities issued by Pinnacle West Capital Corporation will be general, unsecured senior obligations of Pinnacle West Capital Corporation only and will rank equal in right of payment with all of Pinnacle West Capital Corporation’s other existing and future unsecured senior indebtedness from time to time outstanding. As a result, the unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to Pinnacle West Capital Corporation’s existing and future secured indebtedness to the extent of the value of the related collateral securing that indebtedness.
The ability of Pinnacle West Capital Corporation to meet its financial obligations under its unsecured debt securities, and cash needs generally, is dependent on its operating cash flow (which, in turn, is dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, Pinnacle West Capital Corporation), its ability to access the short-term and long-term debt and equity capital markets, and its bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose certain restrictions on the ability of its subsidiaries to transfer funds to Pinnacle West Capital Corporation, including in the form of cash dividends, loans or advances or other distributions. The unsecured debt securities of Pinnacle West Capital Corporation will not be obligations of or guaranteed by any of Pinnacle West Capital Corporation’s subsidiaries. As a result, the unsecured debt securities of Pinnacle West Capital Corporation will be structurally subordinated to any existing and future indebtedness and other obligations of Pinnacle West Capital Corporation’s subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The unsecured debt securities of Pinnacle West Capital Corporation do not restrict Pinnacle West Capital Corporation or its subsidiaries from incurring additional indebtedness, including secured indebtedness.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the unsecured debt securities, preferred stock, common stock, depositary shares, stock purchase contracts and stock purchase units that may be offered by Pinnacle West Capital Corporation (“Pinnacle West”) and the unsecured debt securities that may be offered by Arizona Public Service Company (“APS”) collectively as the “securities.”
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement and any related free writing prospectus may also add to, update or change the information in this prospectus or any documents incorporated or deemed to be incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement or any related free writing prospectus. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.
This prospectus, any prospectus supplement, any pricing supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. See “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements, even if our internal estimates change, except as required by applicable law. These forward-looking statements are often identified by words such “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us.
These factors are discussed in the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the “Forward-Looking Statements” section of that Form 10-K, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We generally update these factors in each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. Our filings with the SEC are also available on Pinnacle West’s website at http://www.pinnaclewest.com. The information on Pinnacle West’s website is not part of this prospectus, any prospectus supplement or any pricing supplement.
Incorporation by Reference
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information in this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.
Pinnacle West Capital Corporation:
•
Pinnacle West’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
The sections of Pinnacle West’s Definitive Proxy Statement on Schedule 14A, and as supplemented by the Definitive Additional Materials on Schedule 14A, for its Annual Meeting of Shareholders filed with the SEC on April 5, 2023, which are incorporated by reference into Pinnacle West’s Annual Report on Form 10-K for the year ended December 31, 2022 under Items 10, 11, 12, 13 and 14 of Part III thereof; and

•
The description of Pinnacle West’s common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Exhibit 4.9 to Pinnacle West’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024.

Arizona Public Service Company:
•
Arizona Public Service Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

These documents contain important information about us and our financials. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following:
Pinnacle West Capital Corporation Office of the Corporate Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-3011	Arizona Public Service Company Office of the Corporate Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-3011
Or online at www.pinnaclewest.com.

THE COMPANIES
Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona.
The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, PO Box 53999, Phoenix, Arizona 85072-3999, and the telephone number is 602-250-1000.
USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, Pinnacle West intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, acquisitions, stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. Unless otherwise stated in the prospectus supplement accompanying this prospectus, APS intends to use the proceeds from the sale of these securities to finance its construction, resource acquisition and maintenance programs, to redeem or retire outstanding securities, to fund working capital and/or to repay or refund other outstanding long-term or short-term debt. Any specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.
GENERAL DESCRIPTION OF THE SECURITIES
Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:
•
its unsecured debt securities, in one or more series, which may be senior unsecured debt securities or subordinated unsecured debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•
shares of its common stock;

•
shares of its preferred stock;

•
depositary shares representing fractional interests in shares of its preferred stock;

•
stock purchase contracts to purchase shares of its common stock;

•
stock purchase units, each consisting of a stock purchase contract and senior unsecured debt securities, subordinated unsecured debt securities, preferred stock or depositary shares; or

•
any combination of these securities.

APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its senior unsecured debt securities, in one or more series, consisting of notes or other unsecured evidences of indebtedness.
Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue these securities such that they are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF PINNACLE WEST UNSECURED DEBT SECURITIES
General
The following description highlights the general terms of the unsecured debt securities that Pinnacle West may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under:
•
an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of senior debt securities; or

•
an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of subordinated debt securities.

Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.
We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the “Indenture” and the description of the “Indenture” in this section apply to both Indentures, unless otherwise noted.
You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:
•
title of the debt securities;

•
the aggregate principal amount of the debt securities or the series of which they are a part;

•
the date on which the debt securities mature;

•
the interest rate;

•
when the interest on the debt securities accrues and is payable;

•
the record dates for the payment of interest;

•
places where principal, premium, or interest will be payable;

•
periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

•
any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•
denominations and multiples at which debt securities will be issued if other than $1,000;

•
any index or formula from which the amount of principal or any premium or interest may be determined;

•
any allowance for alternative currencies and determination of value;

•
whether the debt securities are defeasible under the terms of the Indenture;

•
whether we are issuing the debt securities as global securities;

•
any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•
any addition to or change in the covenants in the Indenture; and

•
any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.
Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.
Subordination
The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution or officers’ certificate establishing a series of debt securities, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.
The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:
•
the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

•
the maturity of any senior debt has been accelerated because of a default.

The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if we make any payment to our creditors or our assets are distributed to our creditors, with certain exceptions, upon any of the following:
•
dissolution;

•
winding up;

•
liquidation;

•
reorganization, whether voluntary or involuntary;

•
bankruptcy;

•
insolvency;

•
receivership; or

•
any other proceedings.

The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.
The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:
•
all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

•
all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

•
all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.
The Indenture does not limit the aggregate amount of senior debt that we may issue.
Form, Exchange, and Transfer
Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:
•
issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.
Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.
Consolidation, Merger, and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may not:
•
consolidate with or merge into any other entity;

•
convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

•
permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:
•
the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
•
our failure to pay principal of or any premium on any debt security of that series when due;

•
our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•
our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•
bankruptcy, insolvency, or reorganization events involving us; and

•
any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
such direction shall not be in conflict with law or the Indenture;

•
the trustee may take any other action not inconsistent with such direction; and

•
subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
•
the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•
the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•
reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•
a default in the payment of principal, premium, or interest; and

•
a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•
the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

•
if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for in the debt security; and

•
the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.
Defeasance and Discharge
We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•
will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•
will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants
We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•
an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•
any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•
be entitled to have the global security or debt securities registered in their names;

•
receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•
be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “Participants,” and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

DESCRIPTION OF PINNACLE WEST PREFERRED STOCK
Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. Shares of preferred stock may be offered either separately or represented by depositary shares.
The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the “statement of preferred stock designations”), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles and bylaws.
General
Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of February 21, 2024, no shares of preferred stock were outstanding. Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the “ABCA”). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see “Description of Pinnacle West Common Stock — Certain Anti-takeover Effects.”
Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
•
the designation of the shares and the number of shares that constitute the series;

•
the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•
the dividend periods (or the method of calculation thereof);

•
the voting rights of the shares;

•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

•
whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

•
whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•
whether the shares of the series of preferred stock will be listed on a securities exchange;

•
any special United States federal income tax considerations applicable to the series; and

•
the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends
Holders of shares of preferred stock will be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.
If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.
Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class would be entitled to vote on any amendment to our articles of incorporation that would:
•
increase or decrease the aggregate number of authorized shares of the class;

•
effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•
effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

•
change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

•
change the shares of all or part of the class into a different number of shares of the same class;

•
create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•
increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•
limit or deny an existing preemptive right of all or part of the class; and

•
cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.
Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:
•
a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•
in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.
Miscellaneous
The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.
When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.
Transfer Agent and Registrar
The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

Description of Depositary Shares
We may issue shares of preferred stock either separately or represented by depositary shares. Each depositary share will represent a fractional interest in a share of preferred stock of any series, to be described in an applicable prospectus supplement. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following issuance of any shares of preferred stock related to the depositary shares, we will deposit such shares of preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all of the designations, powers, rights, preferences and privileges of, and will be subject to all of the qualifications, limitations or restrictions on, the preferred stock represented thereby, including any dividend, voting, redemption, conversion, exchange and liquidation rights. We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares that we offer as exhibits to a filing we will make with the SEC in connection with that offering. This summary does not purport to be complete and is subject to, and is qualified in its entirety by, the applicable prospectus supplement.
DESCRIPTION OF PINNACLE WEST COMMON STOCK
Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, our bylaws and the applicable prospectus supplement.
Authorized Shares
Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock. Our Board of Directors has significant discretion to determine the timing, circumstances and purposes for which the authorized shares of common stock available for issuance under our articles of incorporation may be issued, including in the context of acquisitions or other strategic transactions.
Dividends
Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily APS. APS’s ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Liquidation Rights
Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.
Absence of Other Rights or Assessments
Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.
Transfer Agent and Registrar
Computershare Trust Company, N. A. is the transfer agent and registrar for the common stock.
Preferred Stock
Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to 10,000,000 shares of preferred stock, in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us. See also “Description of Pinnacle West Preferred Stock” above.
Certain Anti-takeover Effects
General.   Certain provisions of our articles of incorporation, our bylaws, and Arizona law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of our articles, bylaws and Arizona law set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws and Arizona law.
Business Combinations.   Arizona law and our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder. An “interested shareholder” is:
•
any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power, or

•
any of our affiliates or associates who at any time within the prior three years was such a beneficial owner.

The statute defines “business combinations” to include, with certain exceptions:
•
mergers, consolidations and share exchanges with an interested shareholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

•
the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder;

•
the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder;

•
corporate actions, such as stock splits and stock dividends, and other transactions, in each case resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder; and

•
the receipt by an interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

Arizona law and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.
In addition, after such three-year period, Arizona law and our bylaws prohibit us from engaging in any business combination with an interested shareholder, subject to certain exceptions, unless:
•
the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

•
the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder) at a meeting called after such three-year period; or

•
the business combination satisfies specified price and other requirements.

Anti-Greenmail Provisions.   Arizona law and our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:
•
holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or by any of our officers and directors) approve the purchase; or

•
we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

Control Share Acquisition Statute.   Under Arizona law, a control share acquisition is an acquisition, subject to certain exceptions, by a beneficial owner that would result in the owner having a new range of voting power within any of the following ranges: (i) at least 20% but less than 33 1∕3%; (ii) at least 33 1∕3% but less than or equal to 50%; or (iii) more than 50%. Through a provision in our bylaws, we have opted out of the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.
Special Meetings of Shareholders.   Our bylaws provide that, except as required by law, special meetings of shareholders may be called by a majority of our Board of Directors, the Chairman of the Board, the President, or shareholders who have continuously held of record for at least one year Net Long Shares (as described in Section 2.02 of our bylaws) in the aggregate at least 15% of the voting power of the outstanding capital stock of Pinnacle West (“Special Meeting Requesting Shareholders”). Special Meeting Requesting Shareholders must meet certain qualifications and must submit a written request to the Corporate Secretary, containing the information required by our bylaws. A request for a special meeting made by Special Meeting Requesting Shareholders may be rejected if: (1) a meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by our Board of Directors, was held not more than 90 days before the Corporate Secretary received the request; (2) our Board of Directors has called or calls for a meeting of shareholders to be held within 90 days after the Corporate Secretary receives the request and our Board of Directors determines in good faith that the business to be conducted at such meeting includes similar business to that stated in the request; or (3) the request relates to an item of business that is not a proper subject for shareholder action under, or involves a violation of, applicable law.
Election and Removal of Directors.   Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified.
Our bylaws provide that any director or the entire Board of Directors may be removed by vote of the shareholders with or without cause, but only at a special meeting called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of directors.
Our bylaws provide that a director in an uncontested election who receives a greater number of votes cast “withheld” for his or her election than “for” such election must tender his or her resignation to the Corporate Governance Committee of our Board of Directors for consideration. The Corporate Governance Committee will evaluate the director’s tendered resignation, taking into account the best interest of Pinnacle West and its shareholders and will recommend to our Board of Directors whether to accept or reject the resignation. Any director tendering a resignation pursuant to this provision of our bylaws will not participate in any committee or Board of Director consideration of his or her resignation.
Our bylaws grant our Board of Directors the exclusive power to increase the size of our Board of Directors. Any such increase in the size of our Board of Directors, and the filling of any vacancy created thereby, require action by a majority of the whole membership of our Board of Directors as comprised immediately before such increase.
Shareholder Proposals and Director Nominations.   A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors in connection with our annual meeting if he or she follows the advance notice and other relevant provisions set forth in our bylaws. With respect to director nominations at an annual meeting not included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit written notice to the Corporate Secretary at least 180 days prior to the date of the meeting. With respect to director nominations at an annual meeting to be included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit such nomination to the Corporate Secretary not fewer than 120 nor more than 150 days prior to the first anniversary of the date that we mailed our proxy statement for the prior year’s annual meeting of shareholders. With respect to shareholder proposals to bring other business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting.
A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of our bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.
Amendment to Articles of Incorporation and Bylaws.   Both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:
•
a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•
in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

The Board of Directors may amend or repeal the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend or repeal the corporation’s bylaws even though they may also be amended or repealed by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors then in office or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.
Issuance of Additional Shares.   Our Board of Directors has the ability to issue additional shares of common stock and shares of preferred stock and to determine the price and, with respect to preferred stock, the other terms, including preferences and voting rights, of those shares without shareholder approval. See the discussion above under the headings “Authorized Shares” and “Preferred Stock.”
DESCRIPTION OF PINNACLE WEST STOCK PURCHASE CONTRACTS AND STOCK
PURCHASE UNITS
Pinnacle West may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock at a future date or dates. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The price per share of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and senior unsecured debt securities, subordinated unsecured debt securities, preferred stock or depositary shares. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, depositary arrangements, relating to such stock purchase contracts or stock purchase units.
DESCRIPTION OF APS UNSECURED DEBT SECURITIES
General
The following description highlights the general terms of the unsecured debt securities that APS may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
We can issue an unlimited amount of debt securities under the indenture listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under an Indenture, dated as of January 15, 1998, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, and us.
We have summarized the material provisions of the Indenture below. We have filed the Indenture as an exhibit to the registration statement. You should read the Indenture in its entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities.
You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:
•
title of the debt securities;

•
the aggregate principal amount of the debt securities or the series of which they are a part;

•
the date on which the debt securities mature;

•
the interest rate;

•
when the interest on the debt securities accrues and is payable;

•
the record dates for the payment of interest;

•
places where principal, premium, or interest will be payable;

•
periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

•
any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•
denominations and multiples at which debt securities will be issued if other than $1,000;

•
any index or formula from which the amount of principal or any premium or interest may be determined;

•
any allowance for alternative currencies and determination of value;

•
whether the debt securities are defeasible under the terms of the Indenture;

•
whether we are issuing the debt securities as global securities;

•
any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•
any addition to or change in the covenants in the Indenture; and

•
any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
We must obtain the approval of the Arizona Corporation Commission (“ACC”) before incurring long-term debt. An ACC order dated December 15, 2022 permits us to have long-term debt, subject to a cap of approximately $8 billion in principal amount of long-term debt outstanding for any period of more than 30 days and further subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test.
Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.
Form, Exchange, and Transfer
Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under the Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:
•
issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.
Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may not:
•
consolidate with or merge into any other entity;

•
convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

•
permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:
•
the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
•
our failure to pay principal of or any premium on any debt security of that series when due;

•
our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•
our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•
bankruptcy, insolvency, or reorganization events involving us; and

•
any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
such direction shall not be in conflict with law or the Indenture;

•
the trustee may take any other action not inconsistent with such direction; and

•
subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
•
the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•
the trustee has failed to institute the proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•
reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults or modify the provisions of the Indenture relating to modification and waiver.
In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•
a default in the payment of principal, premium, or interest; and

•
a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•
the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

•
if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

•
the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.
Defeasance and Discharge.   We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•
will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•
will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants.   We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•
an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•
any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•
be entitled to have the global security or debt securities registered in their names;

•
receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•
be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the Indenture relating to the senior debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.
EXPERTS
The consolidated financial statements of Pinnacle West Capital Corporation incorporated by reference in this prospectus, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of Arizona Public Service Company incorporated by reference in this prospectus, and the effectiveness of Arizona Public Service Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
LEGAL OPINIONS
Unless otherwise set forth in the applicable prospectus supplement, the validity of the offered securities will be passed upon for Pinnacle West and APS by Robert E. Smith, Executive Vice President, General Counsel, and Chief Development Officer of Pinnacle West and APS. Mr. Smith is regularly employed by Pinnacle West and APS, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP New York, New York, will pass on certain legal matters with respect to the offered securities for any underwriters. Robert E. Smith may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

$
Arizona Public Service Company
$      5.50% Notes due 2035
$         % Notes due 20
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Barclays	BMO Capital Markets	Citigroup	Morgan Stanley	PNC Capital Markets LLC	US Bancorp
August   , 2026